Schedule A

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the termination date for each Waiver Amount, established pursuant to this Advisory Fee Waiver Agreement:

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP American Balanced Allocation Fund	0.05%		All Fund assets	April 30, 2014
LVIP American Growth Allocation Fund	0.05%		All Fund assets	April 30, 2014
LVIP American Income Allocation Fund	0.05%		All Fund assets	April 30, 2014
LVIP American Century VP Mid Cap Value RPM Fund*	0.75%		All Fund assets	April 30, 2015
LVIP American Preservation Fund	0.10%		All Fund assets	April 30, 2014
LVIP Baron Growth Opportunities Fund	0.05 0.10	% %	$250M-$500M Over $500M	April 30, 2015
LVIP BlackRock Emerging Markets RPM Fund+	0.05%		All Fund assets	July 1, 2014
LVIP BlackRock Equity Dividend RPM Fund+	0.05 0.10 0.13	% % %	Up to $250M $250-$750M Over $750M	July 1, 2014
LVIP Clarion Global Real Estate Fund	0.22 0.32	% %	Up to $250M Over $250M	April 30, 2014
LVIP ClearBridge Variable Appreciation RPM Fund*	0.64%		All Fund assets	April 30, 2015
LVIP ClearBridge Variable Equity Income RPM Fund*	0.65%		All Fund assets	April 30, 2015
LVIP Columbia Small-Mid Cap Growth RPM Fund+	0.10 0.05	% %	Up to $25M $25-$75M	July 1, 2014
LVIP Delaware Foundation Aggressive Allocation Fund	0.10%		All Fund assets	April 30, 2014

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP Delaware Foundation Moderate Allocation Fund	0.10%		All Fund assets	April 30, 2014
LVIP Delaware Foundation Conservative Allocation Fund	0.10%		All Fund assets	April 30, 2014
LVIP Dimensional/Vanguard Total Bond Fund	0.05%		All Fund assets	April 30, 2014
LVIP Franklin Mutual Shares Securities RPM Fund*	0.65%		All Fund assets	April 30, 2015
LVIP Global Income Fund	0.07%		All Fund assets	April 30, 2015
LVIP Invesco V.I. Comstock RPM Fund*	0.65%		All Fund assets	April 30, 2015
LVIP Invesco V.I. Equity and Income RPM Fund*	0.50%		All Fund assets	April 30, 2015
LVIP JP Morgan High Yield Fund	0.05%		Over $250M	April 30, 2014
LVIP JPMorgan Mid Cap Value RPM Fund	0.12%		Up to $60M	July 1, 2015
LVIP MFS International Growth Fund	0.10%		All Fund assets	April 30, 2014
LVIP MFS International Growth RPM Fund*+	0.65%		All Fund assets	July 1, 2014
LVIP MFS Value Fund	0.0125 0.0375	% %	$500M-$1.5B Over $1.5B	April 30, 2014
LVIP Mid Cap Value Fund	0.05%		Up to $25M	April 30, 2014
LVIP RPM VIP Contrafund® Portfolio*+	0.65%		All Fund assets	July 1, 2014
LVIP RPM BlackRock Global Allocation V.I. Fund* +	0.70%		All Fund assets	July 1, 2014
LVIP SSgA Conservative Index Allocation Fund	0.10%		All Fund assets	April 30, 2014
LVIP SSgA Conservative Structured Allocation Fund	0.10%		All Fund assets	April 30, 2014
LVIP SSgA Global Tactical Allocation RPM Fund**	0.15%		All Fund Assets	April 30, 2015

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP SSgA International RPM Fund*	0.56%		All Fund assets	April 30, 2015
LVIP SSgA Moderate Index Allocation Fund	0.10%		All Fund assets	April 30, 2014
LVIP SSgA Moderate Structured Allocation Fund	0.10%		All Fund assets	April 30, 2014
LVIP SSgA Moderately Aggressive Index Allocation Fund	0.10%		All Fund assets	April 30, 2014
LVIP SSgA Moderately Aggressive Structured Allocation Fund	0.10%		All Fund assets	April 30, 2014
LVIP SSgA Bond Index Fund	0.07 0.12 0.15	% % %	Up to $500M $500-$2B Over $2B	April 30, 2015
LVIP SSgA Developed International 150 Fund	0.35 0.43	% %	Up to $100M Over $100M	April 30, 2014
LVIP SSgA Emerging Markets 100 Fund	0.69 0.76	% %	Up to $100M Over $100M	April 30, 2014
LVIP SSgA International Index Fund	0.03 0.05	% %	Up to $500M Over $500M	April 30, 2014
LVIP SSgA Large Cap 100 Fund	0.12 0.22	% %	Up to $100M Over $100M	April 30, 2014
LVIP SSgA Large Cap RPM Fund*+	0.50%		All Fund assets	July 1, 2014
LVIP SSgA Small-Mid Cap 200 Fund	0.29 0.39	% %	Up to $100M Over $100M	April 30, 2014
LVIP SSgA Small Cap RPM Fund*+	0.70%		All Fund assets	July 1, 2014
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%		Over $750M	April 30, 2014
LVIP UBS Large Cap Growth RPM Fund+	0.15 0.10	% %	Up to $100M Over $100M	July 1, 2014

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP Vanguard Domestic Equity ETF Fund	0.05%	All Fund assets	April 30, 2014
LVIP Vanguard International Equity ETF Fund	0.05%	All Fund assets	April 30, 2014
LVIP VIP Mid Cap RPM Portfolio*	0.64%	All Fund assets	April 30, 2015

*	The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least 10 days prior to the end of the then current term.
**	Includes an additional voluntary waiver by LIA of 0.05% (resulting in a waiver of 0.15%) from November 1, 2013 through January 5, 2014 only.
+	Indicates a voluntary waiver in place until July 1, 2014 to accommodate launch of a new annuity product.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 17th day of September 2013, to be effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Kevin J. Adamson	/s/ William P. Flory, Jr.
Name: Kevin J. Adamson	Name: William P. Flory, Jr.
Title: Vice President	Title: Vice President & Chief Accounting Officer

4